Exhibit 10.30
2009 Special Bonus Payments to Executive Officers
     As previously disclosed, in May and August 2009, the Compensation Committee of the Board of Directors of Sunrise Senior Living, Inc. (the “Company”) approved the payment of 2009 special bonuses to each of the Company’s current executive officers. For additional information regarding these special bonus payments, please refer to pages 24-26 of the Company’s definitive proxy statement for its 2009 annual meeting of stockholders filed with the Securities and Exchange Commission on October 19, 2009.